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           Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2007 with respect to the consolidated financial statements of RiverSource Life Insurance Company in Post-Effective Amendment No. 16 to the Registration Statement (Form S-1, 33-48701) for the registration of the RiverSource(R) Group Variable Annuity Contract offered by RiverSource Life Insurance Company.

                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 24, 2007